Exhibit 10.2

                       LIST OF OMITTED SCHEDULES/EXHIBITS
                               TO MERGER AGREEMENT

     Except as otherwise indicated herein, the list identifies schedules and exhibits annexed to the Merger Agreement but omitted from this filing. In accordance with Regulation S-X, Item 601, copies of any such schedule or exhibit will be furnished to the Securities and Exchange Commission upon request.

            Schedule
               or
             Exhibit                          Brief Description
             -------                          -----------------

               1.2                      Certificates of Merger

               1.5                      Initial Board of Directors of
                                        Surviving Corporation

               1.6                      Initial Officers of

                                        Surviving Corporation

                2                       Bern Disclosure Schedule

               2.7                      Bern Unaudited Balance
                                        Sheet

              2.11                      Bern Tax Returns

                3                       Registrant Disclosure
                                        Schedule

               4.6                      Bern Stockholder's letter
                                        agreement to ratify Merger

             7.2(d)                     Bern Consent

             7.2(e)                     Opinion of Neville Shaver
                                        Kelly & McLean

             7.3(d)                     Opinion of Tenzer
                                        Greenblatt LLP

             7.3(3)                     Lock-Up Agreement